UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

Section 8 - Other Events
Item 8.01 Other Events

As previously disclosed, PPL Montana, LLC (“PPL Montana”) has been engaged in litigation in Montana First Judicial District Court (the “Court”) regarding a claim by the State of Montana for annual lease payments or other compensation for PPL Montana’s use and occupancy of certain portions of the beds of navigable rivers in Montana for operation of hydropower facilities.  On June 16, 2008, the Court ruled that the State of Montana is entitled to back rent from PPL Montana of approximately $34.7 million for the period between 2000 and 2006, and approximately $6.2 million for 2007.  In addition, the Court ruled that the Montana State Land Board must determine the terms and conditions of annual leases, including payments due from PPL Montana, for 2008 and subsequent years.

PPL Montana is reviewing the Court’s decision and will determine whether to appeal the decision to the Montana Supreme Court.  PPL Montana will assess the accounting implications of the decision as part of the financial closing for the second quarter of 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President

Dated:  June 23, 2008